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                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                 Amendment No. 1
                                       to
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

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                         Date of Report: January 8, 2002

                                  PLEXUS CORP.
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             (Exact name of registrant as specified in its charter)

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
         Wisconsin                               000-14824                                   39-1344447
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(State or other jurisdiction                     (Commission                              (I.R.S. Employer
of incorporation)                                File Number                             Identification No.)
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55 Jewelers Park Drive, Neenah, Wisconsin               54957-0156
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(Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code:
                                 (920) 722-3451
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         This Amendment No. 1 to the Form 8-K is being filed to reflect Plexus's determination that neither historical financial information of MCMS nor pro forma Plexus financial information reflecting the MCMS acquisition is required to be filed. However, Plexus has determined to provide certain additional "forward-looking" information relating to the acquisition, which is included herein.

Item 2. Acquisition or Disposition of Assets

         On January 8, 2002, Plexus Corp. ("Plexus") completed its previously announced acquisition of specified assets of MCMS, Inc. ("MCMS") pursuant to an Asset Purchase Agreement dated as of November 28, 2001 (the "Agreement"). MCMS had previously filed for reorganization under Chapter 11 of the United States Bankruptcy Code; the Agreement and the transactions contemplated thereby were approved by the bankruptcy court. The assets being purchased by Plexus include the stock of MCMS's Chinese and Malaysian subsidiaries. Plexus also assumed limited specified liabilities of MCMS.

         Under the Agreement, the base purchase price was $45 million, subject to future adjustments for working capital-related amounts. A portion of the purchase price was paid into escrow to support the finalization of working capital items, inventory experience, specified contingencies and a reserve for indemnities under the Agreement. The purchase price was paid in cash; Plexus financed the acquisition from its working capital.

         The Agreement was negotiated at arm's length between the officers of Plexus and the officers of MCMS. None of those persons were affiliated with the other party, its affiliates, its directors and officers and their associates. Both parties were assisted in the negotiations by their respective counsel. The transactions were also approved by the bankruptcy court overseeing MCMS's Chapter 11 proceedings.

         Plexus is accounting for the acquisition of the MCMS assets utilizing the accounting principles promulgated by SFAS 141 and 142. Therefore, the effects of the acquisition will be reflected on Plexus's financial statements from and after the acquisition date.

         The MCMS assets include specified current assets, the MCMS facility and certain equipment in Nampa, Idaho, and the facilities of its subsidiaries in Penang, Malaysia and Xiamen, China. (The ability to acquire the Far Eastern facilities was a significant factor in Plexus's decision to acquire the assets.) These operations include the manufacture of assembled printed circuit boards and subassemblies, primarily for original equipment manufacturers in the consumer, industrial, telecommunications and electronics industries. Plexus will also be integrating operations from MCMS's Raleigh, North Carolina facility into other existing Plexus facilities but will not maintain that facility other than to transition certain operations over the course of the next several months. Operations from MCMS's San Jose, California facility have already been integrated into other Plexus California facilities, and the San Jose facility was closed. Among other things, the transaction did not include MCMS's Belgian or Mexican operations, or relationships (including related inventory and receivables) with certain MCMS customers.


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Forward-Looking Information

          Plexus has concluded that, due to the unique aspects of this acquisition, the acquisition of the acquired MCMS assets was not the acquisition of a business that is "significant" for purposes of SEC Regulation S-X, Rule 3-05, and that the requirements of Form 8-K to provide historical financial information of MCMS and pro forma financial information giving effect to the acquisition therefore are not applicable. The factors leading to this determination included the selective MCMS assets acquired by Plexus, the limited assumption of liabilities, the exclusion of certain customer relationships which were formerly significant to MCMS, the significant decline in MCMS's results of operations and financial condition during fiscal 2001 and the effects of the subsequent MCMS bankruptcy filings. However, Plexus has determined that it would be appropriate to provide certain "forward-looking" information as to the revenues and expenses of the acquired operations, as reorganized under Plexus's corporate structure and management.

         The following forward-looking information is not pro forma financial information prepared in accordance with appropriate standards for such information, and therefore should not be regarded as such. Because it is forward-looking information, it is by its nature subject to risks and uncertainties, including those which are included with the forward-looking statements in Plexus's SEC filings, or are set forth below or described under "Cautionary Statement regarding Forward-Looking Statements."

         Net sales: Based upon sales to date and current customer orders, for the three months ending March 31, 2002, Plexus currently expects sales from the acquired MCMS operations to be at the high end, or slightly above, the previously discussed estimated range of $20 million to $25 million. On the basis of current customer orders (and not including additional forecasts or other new business), Plexus currently expects sales from the acquired MCMS operations to be in the range of $20 million to $25 million for the three months ending June 30, 2002. Plexus is not able to provide meaningful estimates beyond that period due to the continuing lack of visibility in the industries served by these locations, primarily networking/datacommunications and computing.

         The actual sales for these periods, and going forward, will depend upon the actual level of customer orders, which may be reduced due to order or customer terminations, reductions in actual orders from forecasts, general economic factors, and other factors which include the following:

     - The effect of the integration of MCMS's San Jose and Raleigh operations into other existing Plexus facilities;

     - The need to transition former MCMS customers into Plexus's business model;

     - Plexus's ability to strengthen and/or renew MCMS customer relationships which were affected by the MCMS bankruptcy; and

     - Plexus's ability to obtain raw materials or components for its assemblies on a timely basis from both vendors and former MCMS customers.


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         Gross profit: Based upon the above expected levels of net sales, Plexus currently expects gross profit from the acquired MCMS operations to be in the range of $2.5 million to $3.0 million for the three months ending March 31, 2002. This estimate excludes the effect of a relatively small portion of expenses which are included in the expected Integration and Transaction-related Costs discussed below. These results, and results in future quarters, will be significantly impacted by actual sales volumes, capacity utilization of surface mount and other equipment, labor costs and efficiencies, component pricing and availability, and our ability to successfully integrate MCMS's operations.

         Operating expenses: For the three months ending March 31, 2002, Plexus expects selling and administrative expenses relating to the acquired MCMS operations to be in the range of $1.0 million to $1.5 million. This estimate excludes the effect of the expected Integration and Transaction-related Costs discussed below. Future operating expenses will be impacted by our integration efforts and expansion of administrative services needed to service increased foreign operations.

         Interest: Plexus financed the acquisition using approximately $45 million of existing cash resources. The use of these resources will affect Plexus's interest income and/or interest expense going forward; the amount will depend upon the prevailing level of interest rates.

         Integration and Transaction-related Costs: Plexus expects to record approximately $2.0 to $3.0 million of integration and transaction-related costs as special charges in the quarter ending March 31, 2002. Among other things, the integration costs relate primarily to the costs associated with the transfer of manufacturing equipment from MCMS's former Raleigh, San Jose and Nampa facilities and employee relocation costs.

         Income taxes: The effect of the MCMS acquisition on Plexus's tax obligations will depend upon the level of pre-tax income (or loss) from the MCMS operations, and the identity of the facilities generating the income or loss. The location is relevant because the Malaysia and China facilities benefit from five-year and three-year income tax holidays, respectively.

Cautionary Statement regarding Forward-Looking Statements:

         The statements contained in this filing which are not historical facts (such as statements in "Forward-Looking Information" above and other statements in the future tense and statements including "believe", "expect", "intend", "anticipate" and similar concepts) are forward-looking statements that involve risks and uncertainties. These risks include Plexus's challenges in integrating the acquired MCMS operations. The integration challenges will be complex in this acquisition because it includes foreign operations - which involve additional factors such as currency exchange risks, the effects of local customs and practices, the need to attract and retain qualified employees in the local labor markets, and management integration - and the effects of the MCMS bankruptcy proceeding and its business decline prior to that bankruptcy. Other risks include, but are not limited to, the level of overall growth in the electronics industry, Plexus's ability to secure new customers and maintain its and the acquired operations' current customer base, the results of cost reduction efforts, material cost fluctuations and the adequate availability of components and related parts for production, the effect of changes in foreign currency


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exchange rates and average selling prices, the risk of customer delays or cancellations in both on-going and new programs, the effect of start-up costs of new programs and facilities, the effect of general economic and political conditions - including the continuing effects of the September 11 attacks and the overall economic recession, the impact of increased competition and other risks detailed in Plexus's other Securities and Exchange Commission filings (particularly its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2001).

Item 7. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Not required. Due to the unique aspects of this acquisition, Plexus has concluded that the acquisition of certain MCMS assets was not the acquisition of a business that is "significant" for purposes of SEC Regulation S-X, Rule 3-05, and that the requirements of Form 8-K to provide historical financial information of MCMS and pro forma financial information giving effect to the acquisition therefore are not applicable.

(b)      Pro Forma Financial Information

         Not required.  See item 7(a).

(c)      Exhibits

         Previously filed.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 15, 2002                     /s/ Thomas B. Sabol
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                                         Thomas B. Sabol,
                                         Executive Vice President and
                                         Chief Financial Officer













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